UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2018

CIDARA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101 San Diego, California 92121
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (858) 752-6170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2018, Cidara Therapeutics, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with certain purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company will offer to the Purchasers, in a registered direct offering, up to an aggregate of $120.0 million of shares of common stock, par value $0.0001 per share (“Common Stock”), in three closings. The Company will offer 10,638,297 shares of Common Stock in the first closing of the offering at a negotiated purchase price of $4.70 per share, for aggregate gross proceeds to the Company of approximately $50.0 million, before deducting fees to the placement agents and other estimated offering expenses payable by the Company.

In the second closing of the offering, the Company may sell up to an additional $50.0 million of shares of Common Stock to investors who purchased at least $1.0 million of shares of Common Stock in the first closing of the offering (the “Major Purchasers”) at a purchase price per share that is equal to 75% of the volume weighted average price of the Common Stock for the five trading days following the Company’s public release of Part B topline data from its STRIVE global, randomized Phase 2 clinical trial of rezafungin, provided that the Company will not be obligated to complete the second closing of the offering if the purchase price is less than $4.70 per share. The Major Purchasers will participate in the second closing pro rata, with each Major Purchaser’s pro rata amount being equal to such investor’s first closing purchase price divided by the aggregate purchase price paid by all Major Purchasers. In the event that there are any amounts not purchased in the second closing by the Major Purchasers, the other Major Purchasers participating in the second closing may purchase, on a pro rata basis, such remaining unsold amount, subject to the requirements of the listing rules of the Nasdaq Stock Market LLC. At the Company’s option, and prior to the completion of the second closing, the Company may reduce the aggregate offering size of the second closing by the dollar amount received by the Company from any (i) strategic partnership or other non-dilutive source of funding or (ii) sale of equity securities at a price greater than $6.81 per share.

In the optional third closing, which would be held five trading days following the second closing, purchasers who fully participate in the second closing may, at their option, purchase up to an additional $20.0 million of Common Stock at a purchase price per share equal to the purchase price of the shares purchased at the second closing. Each such fully participating investor’s participation will be pro rata in relation to such investor’s purchase price paid in the second closing, divided by the aggregate purchase price paid by all investors who participate in the second closing, subject to the requirements of the listing rules of the Nasdaq Stock Market LLC. At the Company’s option, and prior to the completion of the third closing, the Company may reduce the aggregate offering size of the optional third closing by the dollar amount received by the Company from any (i) strategic partnership or other non-dilutive source of funding or (ii) sale of equity securities at a price greater than $6.81 per share.

The Company will also offer to each Purchaser in the offering the opportunity, in lieu of purchasing Common Stock, to purchase Series X convertible preferred stock (“Series X Preferred Stock”). For each share of Series X Preferred Stock purchased in the offering in lieu of Common Stock, the Company will reduce the number of shares of Common Stock being sold in the offering by 10 shares. Each share of Series X Preferred Stock is convertible into 10 shares of Common Stock (subject to adjustment as provided in the related Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock (the “Certificate of Designation”)). In the event of the Company’s liquidation, dissolution or winding up, holders of Series X Preferred Stock will participate pari passu with any distribution of proceeds to holders of Common Stock. Holders of Series X Preferred Stock are entitled to receive dividends on shares of Series X Preferred Stock equal (on an as if converted to common stock basis) to and in the same form as dividends actually paid on the Common Stock or other junior securities. Shares of Series X Preferred Stock will generally have no voting rights, except as required by law and except that the consent of the holders of a majority of the outstanding Series X Preferred Stock will be required to amend the terms of the Series X Preferred Stock and to approve certain corporate actions.

The Common Stock and the Series X Preferred Stock being sold by the Company in this offering are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on May 20, 2016, and was declared effective on June 1, 2016 (File No. 333-211472) (the “Registration Statement”).

In a private placement concurrent with the first closing (the “First Private Placement”), the Company is also selling to the

Major Purchasers warrants, at a purchase price of $0.125 per share subject to each such warrant, to purchase an aggregate of 12,500,000 shares of Common Stock.

In a private placement to be held concurrently with the optional third closing (the “Second Private Placement”), the Company would sell warrants to purchase up to 2,500,000 shares of Common Stock to the Major Purchasers who purchase Common Stock in such closing, at a purchase price of $0.125 per share subject to each such warrant (such warrants, together with the warrants sold in the First Private Placement, each, a “Warrant”, and collectively, the “Warrants”).

The Warrants will be exercisable immediately for cash, at an exercise price of $6.81 per share. The Warrants issued in the First Private Placement will expire upon the earliest of (i) five years from the date of the first closing of the offering, (ii) the date that the holder of such Warrant transfers or sells any of the shares of Common Stock purchased by such holder in the first closing of the offering, if such transfer or sale occurs prior to the date that is 120 calendar days following the closing of the first closing of the offering, (iii) the taking of any short position on the Common Stock by the holder of such Warrant prior to the completion of the second closing of the offering, and (iv) the failure by the holder of such Warrant to purchase its pro rata allocation of shares of Common Stock in the second closing of the offering.

The Warrants issued in the Second Private Placement will expire five years from the date of the third closing of the offering.

The exercise price and number of shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”) will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants.

The Warrants and the Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Each Purchaser is either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

Citigroup Global Markets, Inc. and Cantor Fitzgerald & Co. (“Cantor”) acted as the co-lead placement agents (the “Placement Agents”) for the Company, on a “reasonable best efforts” basis, in connection with the offering. A copy of the Placement Agency Agreement, dated as of May 21, 2018, by and between the Company and the Placement Agents is attached hereto as Exhibit 10.2 and incorporated herein by reference (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Placement Agents will be entitled to a cash fee of $1,950,000 for the entire offering.

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Subscription Agreement, the Placement Agency Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the Subscription Agreement, the Placement Agency Agreement and the forms of Warrant are attached hereto as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, and are incorporated herein by reference.

On May 21, 2018, the Company issued a press release announcing the offering described above, a copy of which is attached hereto as Exhibit 99.1.

Item 1.02	Termination of a Material Definitive Agreement

On May 20, 2018, the Company voluntarily terminated the Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) that the Company entered into on May 19, 2016, with Cantor. Pursuant to the Sales Agreement, upon the terms and subject to the conditions and limitations set forth therein, Cantor was committed to use commercially reasonable efforts to sell up to an aggregate of $35.0 million of shares of Common Stock over the term of the Sales Agreement.

Item 3.02	Unregistered Sales of Equity Securities

Please see the disclosure regarding the Warrants and the Warrant Shares set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 3.03	Material Modifications to Rights of Security Holders

On May 21, 2018, the Company, in connection with the registered direct offering of its Series X Preferred Stock described above, designated 5,000,000 shares of its authorized and unissued preferred stock as Series X Preferred Stock and filed the Certificate of Designation with the Secretary of State of Delaware, which is attached hereto as Exhibit 3.1. A summary of the rights, preferences and privileges of the Series X Preferred Stock is included above under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference herein.

The above description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On May 21, 2018, the Company filed the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1. The Certificate of Designation, establishes and designates the Series X Preferred Stock and the rights, preferences and privileges thereof.

The description of the Certificate of Designation contained in Item 1.01 and Item 3.03 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock
4.1	Form of Common Stock Purchase Warrant for First Private Placement
4.2	Form of Common Stock Purchase Warrant for Second Private Placement
5.1	Opinion of Cooley LLP
10.1	Subscription Agreement
10.2	Placement Agency Agreement
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
99.1	Press Release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIDARA THERAPEUTICS, INC.
Dated: May 21, 2018	By:	/s/ Jeffrey Stein, Ph.D.
	Name:	Jeffrey Stein, Ph.D.
	Title:	President and Chief Executive Officer